UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2010
QuinStreet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34628 (Commission File Number)	77-0512121 (I.R.S. Employer Identification No.)
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 578-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	— Regulation FD Disclosure
QuinStreet, Inc. (the “Company”) is reiterating the following points previously made during its fiscal fourth quarter and fiscal 2010 year end conference call:
1.	We remain confident in our long-term guidance of 15-20% annual revenue growth and 20% adjusted EBITDA margins, and we expect to meet or exceed those rates of growth and profitability for fiscal 2011.

2.	We continue to see record demand in our Education client vertical.

3.	We continue to expect to return to year-over-year double-digit revenue growth in our Education client vertical as of November 2010.
Non-GAAP Financial Measure
The information in this current report on Form 8-K includes a discussion of adjusted EBITDA, which is a non-GAAP financial measure that is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense and other income (expense), net. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definition as reported by other companies.
We believe adjusted EBITDA is relevant and useful information because it provides us and investors with an additional measurement to analyze the Company’s operating performance.
Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.
Legal Notice Regarding Forward Looking Statements
This current report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements regarding the Company’s long-term guidance and expected rates of growth and profitability. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact of changes in government regulation and industry standards; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K filed on September 13, 2010. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof, and regardless of any general incorporation language in any such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QuinStreet, Inc.
Dated: October 14, 2010	By:	/s/ Daniel Caul
General Counsel

3